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IP - ISLAND PACIFIC

                             FOR IMMEDIATE RELEASE
                             ---------------------



MEDIA RELATIONS CONTACT:                    INVESTOR RELATIONS CONTACT:

DANNY ZEIBERT                               TRICIA SKODA
ISLAND PACIFIC, INC.                        ISLAND PACIFIC, INC.
+1.916.605.7200                             +1.949.399.3816
Email:  media@islandpacific.com             Email:  ir@islandpacific.com

               SHAREHOLDERS APPROVE INCREASE IN AUTHORIZED SHARES

Irvine, California, USA - August 30, 2004 - Island Pacific (AMEX:IPI) announced today that the proposal to increase the authorized shares was approved by a majority of the Company's stockholders. The approval increases the number of authorized shares from 100,000,000 to 250,000,000.

At the Annual Stockholders Meeting held August 11, 2004, stockholders approved each of the proposals to be voted upon at the meeting, with the exception of this proposal, which required a majority of the shares entitled to vote. As the majority of stockholders had not voted at the August 11th meeting, the meeting was adjourned to August 27th to allow additional time for the remaining shareholders to vote.

56,864,023, or 92.4% of all of the outstanding shares eligible to vote participated in voting on this proposal. The Company received 53,426,925 votes (or 86.8% of all outstanding shares eligible to vote) approving the increase; 3,339,863 against; and 97,235 abstained. The votes were tabulated and certified by Corporate Stock Transfer.

As a result of the increase of the number of authorized shares, the maturity date of the Secured Convertible Term Note issued to Laurus Master Fund, Ltd., automatically extends by its terms to July 12, 2007.

"As we grow, it is important to align our capital structure and authorized shares with other company needs. This is the first time in many years that IP has asked its shareholders to increase the authorized shares. I am happy with the response and the vote of approval from a majority of our shareholders," said Mike Tomczak, President and Chief Operating Officer. "A small percentage of the increased authorized shares are necessary to satisfy existing commitments and the remainder will only be used if and when we believe it necessary to add value to our shareholders."

"We believe we have all the elements of a strong and profitable business, great products, customers and employees. We are very focused on returning IP to profitability. We have been proactive in cutting costs and our pipeline is growing. I am very optimistic about the future and happy to be a significant shareholder of this company."

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ABOUT ISLAND PACIFIC


Island Pacific is a global leader in retail merchandising, store operations, CRM, and multi-channel software solutions. For more than 25 years, Island Pacific has developed a reputation for delivering high-quality, high-reliability software to the retail industry. Recently, the company has transformed itself into the low-cost, high-value provider of retail enterprise solutions by developing breakthrough technologies, and by partnering with leading consulting organizations to provide next-generation services. In addition, Island Pacific leverages its years of experience with emerging and established retailers to craft creative solutions tailored for each customer's needs.

As a result, Island Pacific is the definitive resource for scalable, flexible and affordable solutions for retailers around the world. Incorporating the recently acquired Retail Technologies International (RTI) and Page Digital, Island Pacific serves over 9,000 retail clients in more than 70 countries. Represented in more than 55,000 stores worldwide and available in 14 languages, the company's technology manages billions of transactions annually under the brand names of IPMS, IP synaro, OnePointe and Retail Pro, and is the thought leader in multi-channel retailing.

Founded in 1978, the company is headquartered in Irvine, California, and has offices in the United States and the United Kingdom, and is represented by business partners in over 30 countries. For more information, please visit www.islandpacific.com and www.retailpro.com.

Certain statements contained in this news release regarding matters that are not historical facts are forward-looking statements. These statements relate to future events or the Company's future performance. These statements are only predictions. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the risk factors listed in the Company's Form 10-K for the fiscal year ended March 31, 2004 and other risk factors identified from time to time in the Company's filings with the Securities and Exchange Commission. IPI undertakes no obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events.


editor's note: Contact Ron Both, Liolios Group, at 949/574-3860 for investor relations information.